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                                                        August 4, 2004

a21, Inc.
7660 Centurion Parkway
Jacksonville, Florida 32256

Re:  Registration Statement on SB-2


Gentlemen:

         We have acted as counsel to a21, Inc., a Texas corporation (the "Company"), in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of an aggregate of 52,943,129 shares (the "Shares") of the common stock, par value $.001 per share, of the Company (the "Common Stock") for resale by certain selling shareholders named therein (the "Selling Shareholders").

         In this connection, we have examined and relied upon the Registration Statement and related Prospectus; the Company's Articles of Incorporation, as amended, and By-laws, as amended, each as currently in effect; and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of officers and responsible employees and agents of the Company.

         Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized and issued and are fully paid and nonassessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                               Very truly yours,

                                               /s/ Loeb & Loeb LLP

                                               Loeb & Loeb LLP

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